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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549




                                      FORM 8-K



                                   CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): December 24, 1998



                          Commission file number 001-13279


                                    UNOVA, INC.
               (Exact name of registrant as specified in its charter)


                DELAWARE                               95-4647021
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation of organization)                  Identification No.)

         360 NORTH CRESCENT DRIVE
         BEVERLY HILLS, CALIFORNIA                     90210-4867
(Address of principal executive offices)               (Zip Code)

          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 888-2500

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Item 5.   OTHER EVENTS.

     On December 24, 1998, UNOVA, Inc. completed the sale of its Beverly Hills, California headquarters to North Crescent Realty V, an affiliate of Pacific Capital Group, Inc., also of Beverly Hills. The Company expects the transaction will result in an after-tax, non-operating gain of approximately $23 million.

     The property comprises 125,000 square feet of office space, plus an adjacent parking structure and common area. UNOVA will remain a tenant in the complex until it moves to its new location at 21900 Burbank Boulevard, Woodland Hills, CA 91367 in the Spring of 1999.

     Headquartered in Southern California, UNOVA is a $2 billion industrial technologies company. It has leadership positions in manufacturing systems and machine tools for the global automotive, aerospace and general metalworking industries and for automated data collection, mobile computing, bar code and radio frequency identification systems for industrial, distribution, transportation, logistics, and government applications.


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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNOVA, INC.

                            By: /s/ Charles A. Cusumano
                                -----------------------
                                Charles A. Cusumano
                              Vice President, Finance

Dated:    December 24, 1998


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